EXHIBIT 99.1


Contact:
C. William Landefeld
President & Chief Executive Officer
Citizens Savings Bank
2101 North Veterans Parkway
Bloomington, Illinois 61704
Phone: (309) 661-8700
FAX: (309) 661-0707

FOR IMMEDIATE RELEASE


                    CITIZENS FIRST FINANCIAL CORP. ANNOUNCES
                     COMPLETION OF STOCK REPURCHASE PROGRAM

         Bloomington, Illinois, September 1, 1999 -- Citizens First Financial Corp. (AMEX - CBK) (the "Company"), the parent company of Citizens Savings Bank, (the "Bank"), announces completion of the repurchase 5% of its outstanding shares of common stock. The 108,869 shares were repurchased at an average stock price of $15.17.

         Common stock repurchased since January 1997 in total now equals 752,273 shares of common stock at an average price of $15.92 per share.

         The Bank currently has six offices in Central Illinois.


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